Assured Guaranty Ltd.
June 30, 2022
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022 and June 30, 2022.

Cautionary Statement Regarding Forward Looking Statements

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) changes in inflation, interest rates, the world’s credit markets or segments thereof, credit spreads or general economic conditions; (2) consequences of the conflict in Ukraine, including economic sanctions, volatility in energy prices, and the potential for increased cyberattacks; (3) the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, the effectiveness, acceptance and distribution of COVID-19 vaccines and therapeutics, and the global consequences of the pandemic and such actions, including their impact on the factors listed in this section; (4) developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; (5) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty’s insurance; (6) the loss of investors in Assured Guaranty’s asset management strategies or the failure to attract new investors to Assured Guaranty’s asset management business; (7) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (8) insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including as a result of the failure to resolve Assured Guaranty’s exposures to Puerto Rico (Puerto Rico or the Commonwealth) in a manner substantially consistent with the support agreements signed to date; (9) increased competition, including from new entrants into the financial guaranty industry; (10) poor performance of Assured Guaranty's asset management strategies compared to the performance of the asset management strategies of Assured Guaranty’s competitors; (11) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; (12) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its financial guaranty contracts written in credit default swap form, and certain consolidated variable interest entities; (13) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (14) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (15) changes in applicable accounting policies or practices; (16) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (17) the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain Capital Management, LLC (now known as Assured Investment Management LLC) and its associated entities (BlueMountain Acquisition), do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (18) difficulties with the execution of Assured Guaranty’s business strategy; (19) loss of key personnel; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes or pandemics; (22) other risk factors identified in AGL’s filings with the U.S. SEC; (23) other risks and uncertainties that have not been identified at this time; and; (24) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP Highlights
Net income (loss) attributable to AGL	$(47)	$98	$19	$109
Net income (loss) attributable to AGL per diluted share	$(0.74)	$1.29	$0.29	$1.42
Weighted average shares outstanding
Basic shares outstanding	63.8	75.2	65.0	75.9
Diluted shares outstanding (6)	63.8	76.0	66.2	76.7
Effective tax rate on net income	(12.9)%	18.5%	30.3%	16.5%
GAAP return on equity (ROE) (3)	(3.4)%	6.1%	0.7%	3.3%

Non-GAAP Highlights (1)
Components of adjusted operating income (loss) (1)
Insurance segment	$55	$152	$188	$231
Asset Management segment	—	(2)	—	(9)
Corporate division	(35)	(34)	(68)	(63)
Other (5)	10	4	—	4
Adjusted operating income (loss)	$30	$120	$120	$163
Adjusted operating income (loss) per diluted share (1)	$0.46	$1.59	$1.81	$2.13
Weighted average diluted shares outstanding	65.0	76.0	66.2	76.7
Effective tax rate on adjusted operating income (2)	17.3%	18.7%	18.0%	17.7%
Adjusted operating ROE (1)(3)	2.1%	8.0%	4.1%	5.4%
Insurance Segment
Gross written premiums (GWP)	$65	$84	$135	$171
Present value of new business production (PVP) (1)	76	81	145	167
Gross par written	6,695	6,137	11,166	11,609
Asset Management Segment
Assets under management (AUM):
Inflows-third party	$1,270	$426	$1,361	$1,239
Inflows-intercompany	154	—	154	109

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$5	$15	$133	$31
Fair value gains (losses) of credit derivatives, pre-tax	—	—	2	—
Net income effect	3	11	106	24
Net income per diluted share	0.06	0.15	1.60	0.31

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(4), pre-tax	$5	$15	$135	$31
Adjusted operating income(4) effect	3	11	106	24
Adjusted operating income per diluted share (4)	0.06	0.15	1.60	0.31
1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
3)    Quarterly ROE calculations represent annualized returns. See page 9 for additional information on calculation.
4)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
5)    Represents the effect of consolidating financial guaranty variable interest entities and consolidated investment vehicles (FG VIE and CIV consolidation).
6)    In periods where the Company recognized a net loss, the impact of potentially dilutive outstanding stock-based awards was excluded from the calculation of diluted loss per share as their inclusion would have an antidilutive effect.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	June 30, 2022		December 31, 2021
	Amount	Per Share	Amount	Per Share
Shareholders' equity attributable to AGL	$5,304	$84.89	$6,292	$93.19
Adjusted operating shareholders' equity (1)	5,634	90.18	5,991	88.73
Adjusted book value (1)	8,428	134.91	8,823	130.67
Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity	26	0.42	32	0.47
Adjusted book value	18	0.29	23	0.34

Shares outstanding at the end of period	62.5		67.5

Exposure
Financial guaranty net debt service outstanding	$362,832		$367,360
Financial guaranty net par outstanding:
Investment grade	$227,426		$229,036
Below investment grade (BIG)	5,386		7,356
Total	$232,812		$236,392

Claims-paying resources (2)	$10,857		$11,219

AUM
Collateralized loan obligations (CLOs)	$15,176		$14,699
Opportunity funds	2,050		1,824
Liquid strategies	372		389
Wind-down funds	339		582
Total	$17,937		$17,494

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    See page 19 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	June 30,	December 31,
	2022	2021
Assets
Investments:
Fixed-maturity securities available-for-sale, at fair value	$7,396	$8,202
Fixed-maturity securities, trading, at fair value	87	—
Short-term investments, at fair value	863	1,225
Other invested assets	150	181
Total investments	8,496	9,608
Cash	138	120
Premiums receivable, net of commissions payable	1,235	1,372
Deferred acquisition costs (DAC)	139	131
Salvage and subrogation recoverable	502	801
Financial guaranty variable interest entities’ (FG VIEs’) assets, at fair value	264	260
Assets of consolidated investment vehicles (CIVs)	5,456	5,271
Goodwill and other intangible assets	169	175
Other assets	561	470
Total assets	$16,960	$18,208

Liabilities
Unearned premium reserve	$3,585	$3,716
Loss and loss adjustment expense (LAE) reserve	716	869
Long-term debt	1,674	1,673
Credit derivative liabilities, at fair value	148	156
FG VIEs’ liabilities, at fair value	282	289
Liabilities of CIVs	4,568	4,436
Other liabilities	419	569
Total liabilities	11,392	11,708

Redeemable noncontrolling interests	21	22

Shareholders’ equity
Common shares	1	1
Retained earnings	5,672	5,990
Accumulated other comprehensive income (loss)	(370)	300
Deferred equity compensation	1	1
Total shareholders’ equity attributable to AGL	5,304	6,292
Nonredeemable noncontrolling interests	243	186
Total shareholders’ equity	5,547	6,478
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$16,960	$18,208

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues
Net earned premiums	$82	$102	$296	$205
Net investment income	62	68	124	138
Asset management fees	21	21	55	45
Net realized investment gains (losses)	(28)	4	(25)	1
Fair value gains (losses) on credit derivatives	9	(33)	6	(52)
Fair value gains (losses) on committed capital securities (CCS)	10	(6)	11	(25)
Fair value gains (losses) on FG VIEs	10	8	16	13
Fair value gains (losses) on CIVs	3	21	17	37
Foreign exchange gains (losses) on remeasurement	(71)	5	(101)	5
Fair value gains (losses) on trading securities	(18)	—	(22)	—
Other income (loss)	10	6	13	6
Total revenues	90	196	390	373
Expenses
Loss and LAE (benefit)	(11)	(16)	46	14
Interest expense	20	23	40	44
Amortization of DAC	3	4	7	7
Employee compensation and benefit expenses	59	54	132	114
Other operating expenses	41	40	83	97
Total expenses	112	105	308	276
Income (loss) before income taxes and equity in earnings (losses) of investees	(22)	91	82	97
Equity in earnings (losses) of investees	—	34	(11)	43
Income (loss) before income taxes	(22)	125	71	140
Less: Provision (benefit) for income taxes	3	23	21	23
Net income (loss)	(25)	102	50	117
Less: Noncontrolling interests	22	4	31	8
Net income (loss) attributable to AGL	$(47)	$98	$19	$109

Earnings per share:
Basic	$(0.74)	$1.31	$0.29	$1.44
Diluted	$(0.74)	$1.29	$0.29	$1.42

Assured Guaranty Ltd.
Income Components (1 of 5)
(in millions)

Components of Adjusted Operating Income and Reconciliation to Net Income (Loss) Attributable to AGL

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Components of adjusted operating income:
Segments:
Insurance	$55	$152	$188	$231
Asset Management	—	(2)	—	(9)
Total segments	55	150	188	222
Corporate division	(35)	(34)	(68)	(63)
Other	10	4	—	4
Subtotal	30	120	120	163
Reconciliation to net income (loss) attributable to AGL:
Realized gains (losses) on investments	(28)	4	(25)	1
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	6	(31)	3	(50)
Fair value gains (losses) on CCS	10	(6)	11	(25)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(73)	5	(102)	6
Tax effect	8	6	12	14
Net income (loss) attributable to AGL	$(47)	$98	$19	$109

Assured Guaranty Ltd.
Income Components (2 of 5)
(in millions)

Components of Income for the Three Months Ended June 30, 2022

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$83	$—	$—	$(1)	$—	$82
Net investment income	66	—	1	(5)	—	62
Asset management fees	—	29	—	(8)	—	21
Net realized investment gains (losses)	—	—	—	—	(28)	(28)
Fair value gains (losses) on credit derivatives (2)	3	—	—	—	6	9
Fair value gains (losses) on CCS	—	—	—	—	10	10
Fair value gains (losses) on FG VIEs	—	—	—	10	—	10
Fair value gains (losses) on CIVs	—	—	—	3	—	3
Foreign exchange gains (losses) on remeasurement	(3)	—	—	5	(73)	(71)
Fair value gains (losses) on trading securities	(18)	—	—	—	—	(18)
Other income (loss)	8	(1)	—	3	—	10
Total revenues	139	28	1	7	(85)	90

Expenses
Loss and LAE (benefit) (3)	(17)	—	—	6	—	(11)
Interest expense	—	—	23	(3)	—	20
Amortization of DAC	3	—	—	—	—	3
Employee compensation and benefit expenses	35	17	7	—	—	59
Other operating expenses	20	11	6	4	—	41
Total expenses	41	28	36	7	—	112
Equity in earnings (losses) of investees	(34)	—	—	34	—	—
Less: Provision (benefit) for income taxes	9	—	—	2	(8)	3
Less: Noncontrolling interests	—	—	—	22	—	22
Total	$55	$—	$(35)	$10	$(77)	$(47)

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (3 of 5)
(in millions)

Components of Income for the Three Months Ended June 30, 2021

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$103	$—	$—	$(1)	$—	$102
Net investment income	71	—	—	(3)	—	68
Asset management fees	—	19	—	2	—	21
Net realized investment gains (losses)	—	—	—	—	4	4
Fair value gains (losses) on credit derivatives (2)	4	—	—	—	(37)	(33)
Fair value gains (losses) on CCS	—	—	—	—	(6)	(6)
Fair value gains (losses) on FG VIEs	—	—	—	8	—	8
Fair value gains (losses) on CIVs	—	—	—	21	—	21
Foreign exchange gains (losses) on remeasurement	—	—	—	—	5	5
Other income (loss)	4	2	—	—	—	6
Total revenues	182	21	—	27	(34)	196

Expenses
Loss and LAE (benefit) (3)	(12)	—	—	2	(6)	(16)
Interest expense	—	—	26	(3)	—	23
Amortization of DAC	4	—	—	—	—	4
Employee compensation and benefit expenses	34	15	5	—	—	54
Other operating expenses	21	9	5	5	—	40
Total expenses	47	24	36	4	(6)	105
Equity in earnings (losses) of investees	48	—	—	(14)	—	34
Less: Provision (benefit) for income taxes	31	(1)	(2)	1	(6)	23
Less: Noncontrolling interests	—	—	—	4	—	4
Total	$152	$(2)	$(34)	$4	$(22)	$98

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (4 of 5)
(in millions)

Components of Income for the Six Months Ended June 30, 2022

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$298	$—	$—	$(2)	$—	$296
Net investment income	129	—	2	(7)	—	124
Asset management fees	—	66	—	(11)	—	55
Net realized investment gains (losses)	—	—	—	—	(25)	(25)
Fair value gains (losses) on credit derivatives (2)	7	—	—	—	(1)	6
Fair value gains (losses) on CCS	—	—	—	—	11	11
Fair value gains (losses) on FG VIEs	—	—	—	16	—	16
Fair value gains (losses) on CIVs	—	—	—	17	—	17
Foreign exchange gains (losses) on remeasurement	(4)	—	—	5	(102)	(101)
Fair value gains (losses) on trading securities	(22)	—	—	—	—	(22)
Other income (loss)	9	1	—	3	—	13
Total revenues	417	67	2	21	(117)	390

Expenses
Loss and LAE (benefit)(3)	43	—	—	7	(4)	46
Interest expense	1	—	44	(5)	—	40
Amortization of DAC	7	—	—	—	—	7
Employee compensation and benefit expenses	73	46	13	—	—	132
Other operating expenses	39	21	13	10	—	83
Total expenses	163	67	70	12	(4)	308
Equity in earnings (losses) of investees	(35)	—	—	24	—	(11)
Less: Provision (benefit) for income taxes	31	—	—	2	(12)	21
Less: Noncontrolling interests	—	—	—	31	—	31
Total	$188	$—	$(68)	$—	$(101)	$19

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (5 of 5)
(in millions)

Components of Income for the Six Months Ended June 30, 2021

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$207	$—	$—	$(2)	$—	$205
Net investment income	144	—	—	(6)	—	138
Asset management fees	—	39	—	6	—	45
Net realized investment gains (losses)	—	—	—	—	1	1
Fair value gains (losses) on credit derivatives (2)	7	—	—	—	(59)	(52)
Fair value gains (losses) on CCS	—	—	—	—	(25)	(25)
Fair value gains (losses) on FG VIEs	—	—	—	13	—	13
Fair value gains (losses) on CIVs	—	—	—	37	—	37
Foreign exchange gains (losses) on remeasurement	(1)	—	—	—	6	5
Other income (loss)	4	2	—	—	—	6
Total revenues	361	41	—	48	(77)	373

Expenses
Loss and LAE (benefit)(3)	18	—	—	5	(9)	14
Interest expense	—	—	49	(5)	—	44
Amortization of DAC	7	—	—	—	—	7
Employee compensation and benefit expenses	70	34	10	—	—	114
Other operating expenses	58	19	9	11	—	97
Total expenses	153	53	68	11	(9)	276
Equity in earnings (losses) of investees	67	—	—	(24)	—	43
Less: Provision (benefit) for income taxes	44	(3)	(5)	1	(14)	23
Less: Noncontrolling interests	—	—	—	8	—	8
Total	$231	$(9)	$(63)	$4	$(54)	$109

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net income (loss) attributable to AGL	$(47)	$98	$19	$109
Less pre-tax adjustments:
Realized gains (losses) on investments	(28)	4	(25)	1
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	6	(31)	3	(50)
Fair value gains (losses) on CCS	10	(6)	11	(25)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(73)	5	(102)	6
Total pre-tax adjustments	(85)	(28)	(113)	(68)
Less tax effect on pre-tax adjustments	8	6	12	14
Adjusted operating income (loss)	$30	$120	$120	$163

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$10	$4	$—	$4

Per diluted share:
Net income (loss) attributable to AGL	$(0.74)	$1.29	$0.29	$1.42
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.43)	0.05	(0.37)	0.01
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.09	(0.40)	0.04	(0.65)
Fair value gains (losses) on CCS	0.15	(0.08)	0.17	(0.32)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(1.14)	0.06	(1.54)	0.07
Total pre-tax adjustments	(1.33)	(0.37)	(1.70)	(0.89)
Less tax effect on pre-tax adjustments	0.13	0.07	0.18	0.18
Adjusted operating income (loss)	$0.46	$1.59	$1.81	$2.13

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$0.15	$0.05	$—	$0.05

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	June 30,	March 31,	December 31,	June 30,	March 31	December 31,
	2022	2022	2021	2021	2021	2020
Shareholders’ equity attributable to AGL	$5,304	$5,802	$6,292	$6,503	$6,430	$6,643
Adjusted operating shareholders’ equity	5,634	5,860	5,991	6,063	6,032	6,087
Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating shareholders' equity	26	22	32	3	1	2

			Three Months Ended		Six Months Ended
			June 30,		June 30,
			2022	2021	2022	2021
Net income (loss) attributable to AGL			$(47)	$98	$19	$109
Adjusted operating income (loss)			30	120	120	163

Average shareholders’ equity attributable to AGL			$5,553	$6,467	$5,798	$6,573
Average adjusted operating shareholders’ equity			5,747	6,048	5,813	6,075
Gain (loss) related to FG VIE and CIV consolidation included in average adjusted operating shareholders' equity			24	2	29	3

GAAP ROE (1)			(3.4)%	6.1%	0.7%	3.3%
Adjusted operating ROE (1)			2.1%	8.0%	4.1%	5.4%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	June 30,	March 31,	December 31,	June 30,	March 31,	December 31,
	2022	2022	2021	2021	2021	2020
Reconciliation of shareholders’ equity attributable to AGL to adjusted book value:
Shareholders’ equity attributable to AGL	$5,304	$5,802	$6,292	$6,503	$6,430	$6,643
Less pre-tax reconciling items:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(51)	(57)	(54)	(41)	(10)	9
Fair value gains (losses) on CCS	34	24	23	27	33	52
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	(359)	(26)	404	552	463	611
Less taxes	46	1	(72)	(98)	(88)	(116)
Adjusted operating shareholders' equity	5,634	5,860	5,991	6,063	6,032	6,087
Pre-tax reconciling items:
Less: Deferred acquisition costs	139	135	131	126	124	119
Plus: Net present value of estimated net future revenue	161	164	160	178	181	182
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,366	3,369	3,402	3,354	3,359	3,355
Plus taxes	(594)	(593)	(599)	(596)	(597)	(597)
Adjusted book value	$8,428	$8,665	$8,823	$8,873	$8,851	$8,908

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity (net of tax (provision) benefit of $(6), $(5), $(5), $(1), $- and $-)	$26	$22	$32	$3	$1	$2
Adjusted book value (net of tax (provision) benefit of $(3), $(3), $(3), $2, $4 and $2)	$18	$13	$23	$(6)	$(9)	$(8)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of June 30, 2022
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(2)(4)	$3,542	$(14)	3.43%	3.15%	$3,484	$121
U.S. government and agencies	122	—	2.03	1.74	119	2
Corporate securities	2,434	(4)	2.61	2.28	2,194	64
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	419	(15)	4.88	4.08	369	20
Commercial mortgage-backed securities	303	—	3.48	3.03	298	11
Asset-backed securities (ABS)
CLOs	442	—	3.04	2.40	421	14
Other ABS (4)	419	(18)	3.23	2.60	408	14
Non-U.S. government securities	122	—	1.00	0.99	103	1
Total fixed maturity securities, available-for-sale	7,803	(51)	3.16	2.80	7,396	247
Short-term investments	863	—	0.40	0.33	863	3
Cash (5)	138	—	—	—	138	—
Total	$8,804	$(51)	2.88%	2.55%	$8,397	$250

Fixed maturity securities, trading (8)					$87

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$119	1.6%
AAA/Aaa	1,077	14.6
AA/Aa	2,699	36.5
A/A	1,774	24.0
BBB	873	11.8
BIG	549	7.4
Not rated (7)	305	4.1
Total fixed maturity securities, available-for-sale	$7,396	100.0%

Duration of available-for-sale fixed maturity securities and short-term investments (in years):		3.8

Average ratings of fixed maturity securities and short-term investments		A+

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A.
3)    Includes fair value of $156 million in subprime RMBS, which has an average rating of BIG.
4)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
5)    Cash is not included in the yield calculation.
6)    Ratings are represented by the lower of the Moody's or S&P classifications except for purchased securities that it has insured, and for which it had expected losses to be paid (loss mitigation securities) and certain other securities, which use internal ratings classifications. Loss mitigation and other securities for which internal ratings are used total $764 million in par with carrying value of $549 million and are included in the BIG category.
7)    Includes $241 million of new recovery bonds received in connection with the consummation of the March Puerto Rico Resolutions (see pg.33).
8)    Represent contingent value instruments received in connection with the consummation of the March Puerto Rico Resolutions (see pg.33). These securities are not rated.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP
(dollars in millions)

Investment Portfolio, Cash and CIVs as of June 30, 2022

	Insurance Subsidiaries (1)	Holding Companies (2)	Other	AGL Consolidated

Fixed-maturity securities, available-for-sale	$7,314	$82	$—	$7,396
Fixed-maturity securities, trading	87	—	—	87

Short-term investments	733	120	10	863
Cash	93	1	44	138
Total short-term investments and cash	826	121	54	1,001
Other invested assets
AssuredIM Funds (3)
CLOs	262	—	(262)	—
Municipal bonds	103	—	(103)	—
Healthcare	74	—	(74)	—
Asset-based	110	—	(110)	—
Equity method investments-AssuredIM Funds	549	—	(549)	—
Other	137	11	2	150
Other invested assets	686	11	(547)	150
Total investment portfolio and cash	$8,913	$214	$(493)	$8,634
CIVs
Assets of CIVs	$—	$—	$5,456	$5,456
Liabilities of CIVs	—	—	(4,568)	(4,568)
Redeemable noncontrolling interests	—	—	(21)	(21)
Nonredeemable noncontrolling interests	—	—	(243)	(243)
Total CIVs	$—	$—	$624	$624

Investment Portfolio, Cash and CIVs as of December 31, 2021

	Insurance Subsidiaries	Holding Companies	Other	AGL Consolidated

Fixed-maturity securities, available-for-sale	$8,106	$96	$—	$8,202

Short-term investments	859	355	11	1,225
Cash	71	—	49	120
Total short-term investments and cash	930	355	60	1,345
Other invested assets
AssuredIM Funds
CLOs	228	—	(228)	—
Municipal bonds	107	—	(107)	—
Healthcare	115	—	(115)	—
Asset-based	93	—	(93)	—
Equity method investments-AssuredIM Funds	543	—	(543)	—
Other	167	8	6	181
Other invested assets	710	8	(537)	181
Total investment portfolio and cash	$9,746	$459	$(477)	$9,728
CIVs
Assets of CIVs	$—	$—	$5,271	$5,271
Liabilities of CIVs	—	—	(4,436)	(4,436)
Redeemable noncontrolling interests	—	—	(22)	(22)
Nonredeemable noncontrolling interests	—	—	(186)	(186)
Total CIVs	$—	$—	$627	$627

1)    Includes the Company's U.S., Bermuda and European insurance subsidiaries.
2)    Includes the Company's' holding companies: AGL, Assured Guaranty US Holdings Inc. and Assured Guaranty Municipal Holdings Inc..
3)    Funds managed by Assured Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM) (AssuredIM Funds).

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment (1 of 2)
(dollars in millions)

Income from Investment Portfolio and Fair Value Gains (Losses) on CIVs on a Segment basis for the Three Months Ended June 30, 2022 and June 30, 2021

	Three Months Ended June 30, 2022
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$66	$—	$1	$(5)	$62

Fair value gains (losses) on trading securities	$(18)	$—	$—	$—	$(18)

Equity in earnings (losses) of investees
AssuredIM Funds	$(33)	$—	$—	$34	$1
Other	(1)	—	—	—	(1)
Equity in earnings (losses) of investees	$(34)	$—	$—	$34	$—

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$3	$3
Noncontrolling interests	—	—	—	(22)	(22)
Total CIVs	$—	$—	$—	$(19)	$(19)

	Three Months Ended June 30, 2021
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$71	$—	$—	$(3)	$68

Equity in earnings (losses) of investees
AssuredIM Funds	$37	$—	$—	$(14)	$23
Other	11	—	—	—	11
Equity in earnings (losses) of investees	$48	$—	$—	$(14)	$34

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$21	$21
Noncontrolling interests	—	—	—	(4)	(4)
Total CIVs	$—	$—	$—	$17	$17

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment (2 of 2)
(dollars in millions)

Income from Investment Portfolio and Fair Value Gains (Losses) on CIVs on a Segment basis for the Six Months Ended June 30, 2022 and June 30, 2021

	Six Months Ended June 30, 2022
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$129	$—	$2	$(7)	$124

Fair value gains (losses) on trading securities	$(22)	$—	$—	$—	$(22)

Equity in earnings (losses) of investees
AssuredIM Funds	$(22)	$—	$—	$24	$2
Other	(13)	—	—	—	(13)
Equity in earnings (losses) of investees	$(35)	$—	$—	$24	$(11)

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$17	$17
Noncontrolling interests	—	—	—	(31)	(31)
Total CIVs	$—	$—	$—	$(14)	$(14)

	Six Months Ended June 30, 2021
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$144	$—	$—	$(6)	$138

Equity in earnings (losses) of investees
AssuredIM Funds	$47	$—	$—	$(24)	$23
Other	20	—	—	—	20
Equity in earnings (losses) of investees	$67	$—	$—	$(24)	$43

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$37	$37
Noncontrolling interests	—	—	—	(8)	(8)
Total CIVs	$—	$—	$—	$29	$29

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Segment revenues
Net earned premiums and credit derivative revenues	$86	$106	$305	$213
Net investment income	66	71	129	144
Fair value gains (losses) on trading securities	(18)	—	(22)	—
Other income (loss)	5	5	5	4
Total segment revenues	139	182	417	361

Segment expenses
Loss expense (benefit)	(17)	(12)	43	18
Interest expense	—	—	1	—
Amortization of DAC	3	4	7	7
Employee compensation and benefit expenses	35	34	73	70
Write-off of Municipal Assurance Corp. (MAC) insurance licenses	—	—	—	16
Other operating expenses	20	21	39	42
Total segment expenses	41	47	163	153
Equity in earnings (losses) of investees	(34)	48	(35)	67
Segment adjusted operating income (loss) before income taxes	64	183	219	275
Less: Provision (benefit) for income taxes	9	31	31	44
Segment adjusted operating income (loss)	$55	$152	$188	$231

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of June 30, 2022
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Assured Guaranty Re Ltd. (6)	Eliminations(2)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,779	$1,962	$686	$(214)	$5,213
Contingency reserve	905	348	—	—	1,253
Qualified statutory capital	3,684	2,310	686	(214)	6,466
Unearned premium reserve and net deferred ceding commission income(1)	2,114	327	555	(73)	2,923
Loss and LAE reserves (1)	22	26	147	—	195
Total policyholders' surplus and reserves	5,820	2,663	1,388	(287)	9,584
Present value of installment premium	466	185	222	—	873
CCS	200	200	—	—	400
Total claims-paying resources	$6,486	$3,048	$1,610	$(287)	$10,857

Statutory net exposure (1)(3)(7)	$153,233	$20,429	$56,863	$(643)	$229,882
Net debt service outstanding (1)(3)(7)	$243,056	$31,434	$86,286	$(1,320)	$359,456

Ratios:
Net exposure to qualified statutory capital	42:1	9:1	83:1		36:1
Capital ratio (4)	66:1	14:1	126:1		56:1
Financial resources ratio (5)	37:1	10:1	54:1		33:1
Statutory net exposure to claims-paying resources	24:1	7:1	35:1		21:1

1)    The numbers shown for Assured Guaranty Municipal Corp. (AGM) have been adjusted to include 100% share of its United Kingdom (U.K.) and French insurance subsidiaries.
2)    Eliminations are primarily for (i) intercompany surplus notes between AGM and Assured Guaranty Corp. (AGC), and (ii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $1,119 million of specialty insurance and reinsurance exposure.
4)    The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
5)    The financial resources ratio is calculated by dividing net debt service outstanding by total claims-paying resources.
6)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of AG Re on a U.S. statutory-basis, except for contingency reserves.
7)    Includes a guarantee of rental income cash flows, written by Assured Guaranty Overseas Ltd. with maximum potential exposure of $250 million.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended June 30, 2022 and June 30, 2021

	Three Months Ended					Three Months Ended
	June 30, 2022					June 30, 2021
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$57	$6	$1	$1	$65	$29	$44	$11	$—	$84
Less: Installment GWP and other GAAP adjustments (1)	—	6	1	1	8	—	24	11	—	35
Upfront GWP	57	—	—	—	57	29	20	—	—	49
Plus: Installment premiums and other(2)	—	18	—	1	19	—	23	9	—	32
Total PVP	$57	$18	$—	$1	$76	$29	$43	$9	$—	$81

Gross par written	$6,429	207	16	43	$6,695	$4,716	961	460	—	$6,137

Reconciliation of GWP to PVP for the Six Months Ended June 30, 2022 and June 30, 2021

	Six Months Ended					Six Months Ended
	June 30, 2022					June 30, 2021
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$106	$22	$6	$1	$135	$108	$49	$14	$—	$171
Less: Installment GWP and other GAAP adjustments (1)	—	22	4	1	27	34	27	12	—	73
Upfront GWP	106	—	2	—	108	74	22	2	—	98
Plus: Installment premiums and other(2)	—	30	—	7	37	36	24	9	—	69
Total PVP	$106	$30	$2	$7	$145	$110	$46	$11	$—	$167

Gross par written	$10,360	430	76	300	$11,166	$10,143	961	505	—	$11,609

(1)    This includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
(2)    This includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as loss mitigation securities. This also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under ASC 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written (1 of 2)
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended June 30,
	2022		2021
	Gross Par Written	Average Internal Rating	Gross Par Written	Average Internal Rating
Sector:
U.S. public finance
General obligation	$1,937	A	$2,513	A
Transportation	826	BBB+	651	A
Municipal utilities	1,574	A+	187	A-
Healthcare	1,005	A-	313	BBB+
Tax backed	842	A	705	A
Higher education	191	A-	328	BBB+
Infrastructure finance	54	BBB	—	—
Other U.S public finance	—	—	19	A
Total U.S. public finance	6,429	A	4,716	A
Non-U.S. public finance:
Infrastructure finance	207	BBB-	702	BBB
Renewable energy	—	—	153	BBB+
Sovereign and sub-sovereign	—	—	106	A
Total non-U.S. public finance	207	BBB-	961	BBB+
Total public finance	6,636	A	5,677	A-

U.S. structured finance:
Insurance securitizations	—	—	453	A+
Other structured finance	16	A	7	A-
Total U.S. structured finance	16	A	460	A+
Non-U.S. structured finance:
Other structured finance	43	A	—	—
Total non-U.S. structured finance	43	A	—	—
Total structured finance	59	A	460	A+

Total gross par written	$6,695	A	$6,137	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
Gross Par Written (2 of 2)
(dollars in millions)

Gross Par Written by Asset Type

	Six Months Ended June 30,
	2022		2021
	Gross Par Written	Average Internal Rating	Gross Par Written	Average Internal Rating
Sector:
U.S. public finance
General obligation	3,382	A	$4,270	A
Transportation	2,233	A-	991	A-
Municipal utilities	1,866	A	797	BBB+
Healthcare	1,361	BBB+	745	BBB+
Tax backed	1,216	A	1,964	A
Higher education	243	A-	561	A-
Infrastructure finance	59	BBB	752	BBB+
Housing revenue	—	—	44	BBB-
Other U.S. public finance	—	—	19	A
Total U.S. public finance	10,360	A-	10,143	A-
Non-U.S. public finance:
Regulated utilities	223	BBB	—	—
Infrastructure finance	207	BBB-	702	BBB
Renewable energy	—	—	153	BBB+
Sovereign and sub-sovereign	—	—	106	A
Total non-U.S. public finance	430	BBB	961	BBB+
Total public finance	10,790	A-	11,104	A-

U.S. structured finance:
Insurance securitizations	—		453	A+
Commercial mortgage-backed securities	—		37	A
Other structured finance	76	A-	15	A-
Total U.S. structured finance	76	A-	505	A+
Non-U.S. structured finance:
Commercial mortgage-backed securities (1)	257	AA	—	—
Other structured finance	43	A	—	—
Total non-U.S. structured finance	300	AA	—	—
Total structured finance	376	AA-	505	A+

Total gross par written	$11,166	A-	$11,609	A-

1)    Represent guarantees of rental income cash flows.

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

							Six Months
	1Q-21	2Q-21	3Q-21	4Q-21	1Q-22	2Q-22	2022	2021
PVP:
Public finance - U.S.	$81	$29	$55	$70	$49	$57	$106	$110
Public finance - non-U.S.	3	43	17	16	12	18	30	46
Structured finance - U.S.	2	9	21	10	2	—	2	11
Structured finance - non-U.S.	—	—	3	2	6	1	7	—
Total PVP (1)	$86	$81	$96	$98	$69	$76	$145	$167

Reconciliation of GWP to PVP:

Total GWP	$87	$84	$106	$100	$70	$65	$135	$171
Less: Installment GWP and other GAAP adjustments	38	35	52	33	19	8	27	73
Upfront GWP	49	49	54	67	51	57	108	98
Plus: Installment premiums and other(2)	37	32	42	31	18	19	37	69
Total PVP	$86	$81	$96	$98	$69	$76	$145	$167

Gross par written:
Public finance - U.S.	$5,427	$4,716	$7,703	$5,947	$3,931	$6,429	$10,360	$10,143
Public finance - non-U.S.	—	961	156	—	223	207	430	961
Structured finance - U.S.	45	460	436	375	60	16	76	505
Structured finance - non-U.S. (1)	—	—	266	164	257	43	300	—
Total	$5,472	$6,137	$8,561	$6,486	$4,471	$6,695	$11,166	$11,609

1)    First quarter 2022 PVP and gross par written includes the present value (PV) of future premiums and total exposure, respectively, associated with a financial guarantee written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.
2)    This includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as loss mitigation securities. This also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under ASC 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums (i.e. Net Deferred Premium Revenue)	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2022 Q2 (as of June 30)		$362,832
2022 Q3	$6,610	356,222	$72	$5	$1	$2
2022 Q4	5,470	350,752	71	5	1	2
2023	18,949	331,803	272	19	3	8
2024	19,169	312,634	255	18	3	8
2025	19,786	292,848	237	17	3	8
2026	18,718	274,130	221	16	2	7

2022-2026	88,702	274,130	1,128	80	13	35
2027-2031	81,690	192,440	914	62	12	31
2032-2036	68,162	124,278	637	41	11	25
2037-2041	50,259	74,019	381	25	2	18
After 2041	74,019	—	519	39	—	13
Total	$362,832		$3,579	$247	$38	$122

	GAAP	Effect of FG VIE Consolidation on Net Unearned Premium Reserve
Net deferred premium revenue:
Financial guaranty	$3,579	$37
Specialty	11	—
Net deferred premium revenue	3,590	37
Contra-paid	(20)	(4)
Net unearned premium reserve	$3,570	$33

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of June 30, 2022. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.
2)    See page 27, ‘‘Net Expected Loss to be Expensed.’’ The following is a reconciliation of net deferred premium revenue to net unearned premiums reserve. Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have been recognized in the statement of operations (contra-paid).
3)     Represents expected future premiums on insured credit derivatives.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Three Months Ended June 30, 2022

	Net Expected Loss to be Paid (Recovered) as of March 31, 2022	Economic Loss Development (Benefit) During 2Q-22	Net (Paid) Recovered Losses During 2Q-22	Net Expected Loss to be Paid (Recovered) as of June 30, 2022
Public Finance:
U.S. public finance	$181	$8	$21	$210
Non-U.S public finance	10	(2)	(1)	7
Public Finance	191	6	20	217

Structured Finance:
U.S. RMBS	195	(39)	23	179
Other structured finance	46	1	(1)	46
Structured Finance	241	(38)	22	225
Total	$432	$(32)	$42	$442

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Six Months Ended June 30, 2022

	Net Expected Loss to be Paid (Recovered) as of December 31, 2021	Economic Loss Development (Benefit) During 2022	Net (Paid) Recovered Losses During 2022	Net Expected Loss to be Paid (Recovered) as of June 30, 2022
Public Finance:
U.S. public finance	$197	$(40)	$53	$210
Non-U.S public finance	12	(4)	(1)	7
Public Finance	209	(44)	52	217

Structured Finance:
U.S. RMBS	$150	$(32)	$61	$179
Other structured finance	52	—	(6)	46
Structured Finance	202	(32)	55	225
Total	$411	$(76)	$107	$442

1)    Includes net expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

Assured Guaranty Ltd.
Loss Measures
As of June 30, 2022
(dollars in millions)

		Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
	Total Net Par Outstanding for BIG Transactions	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)
Public finance:
U.S. public finance	$3,570	$11	$11	$11	$66	$66	$66
Non-U.S public finance	521	—	—	—	—	—	—
Public finance	4,091	11	11	11	66	66	66
Structured finance:
U.S. RMBS	1,185	(22)	(22)	(28)	(19)	(15)	(22)
Other structured finance	110	—	—	—	(1)	(1)	(1)
Structured finance	1,295	(22)	(22)	(28)	(20)	(16)	(23)
Total	$5,386	$(11)	$(11)	$(17)	$46	$50	$43

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of June 30, 2022
(dollars in millions)

GAAP

2022 Q2 (as of June 30)
2022 Q3	$4
2022 Q4	5
2023	18
2024	17
2025	16
2026	19
2022-2026	79
2027-2031	72
2032-2036	48
2037-2041	10
After 2041	3
Total expected present value of net expected loss to be expensed(2)	212
Future accretion	216
Total expected future loss and LAE	$428

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 1.67% to 3.41% for U.S. dollar denominated obligations.
2)     Excludes $27 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Internal Rating by Asset Type

	As of June 30, 2022		As of December 31, 2021
	Net Par Outstanding	Average Internal Rating	Net Par Outstanding	Average Internal Rating
U.S. public finance:
General obligation	$72,741	A-	$72,896	A-
Tax backed	34,853	A-	35,726	A-
Municipal utilities	26,487	A-	25,556	A-
Transportation	18,916	BBB+	17,241	BBB+
Healthcare	10,660	BBB+	9,588	BBB+
Higher education	6,904	A-	6,927	A-
Infrastructure finance	6,343	A-	6,329	A-
Housing revenue	980	BBB-	1,000	BBB-
Investor-owned utilities	509	A-	611	A-
Renewable energy	183	A-	193	A-
Other public finance	1,072	A-	1,152	A-
Total U.S. public finance	179,648	A-	177,219	A-
Non-U.S public finance:
Regulated utilities	17,666	BBB+	18,814	BBB+
Infrastructure finance	13,721	BBB	16,475	BBB
Sovereign and sub-sovereign	9,806	A+	10,886	A+
Renewable energy	2,104	A-	2,398	A-
Pooled infrastructure	1,150	AAA	1,372	AAA
Total non-U.S. public finance	44,447	BBB+	49,945	BBB+
Total public finance	$224,095	A-	227,164	A-

U.S. structured finance:
Life insurance transactions	$3,518	AA-	3,431	AA-
RMBS	2,171	BB+	2,391	BB+
Financial products	520	AA-	770	AA-
Pooled corporate obligations	510	AA+	534	AA+
Consumer receivables	505	A+	583	A+
Other structured finance	711	BBB+	665	BBB+
Total U.S. structured finance	7,935	A	8,374	A
Non-U.S. structured finance:
Pooled corporate obligations	322	AAA	351	AAA
RMBS	276	A-	325	A
Other structured finance	184	AA	178	AA
Total non-U.S structured finance	782	AA	854	AA
Total structured finance	$8,717	A	9,228	A

Total	$232,812	A-	$236,392	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of June 30, 2022
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$260	0.1%	$2,016	4.4%	$824	10.4%	$457	58.5%	$3,557	1.5%
AA	17,042	9.5	3,671	8.3	4,554	57.4	12	1.5	25,279	10.9
A	96,931	54.0	9,633	21.7	813	10.2	183	23.4	107,560	46.2
BBB	61,845	34.4	28,606	64.4	449	5.7	130	16.6	91,030	39.1
BIG	3,570	2.0	521	1.2	1,295	16.3	—	—	5,386	2.3
Net Par Outstanding (1)	$179,648	100.0%	$44,447	100.0%	$7,935	100.0%	$782	100.0%	$232,812	100.0%

1)    As of June 30, 2022, the Company excluded $1.2 billion of net par attributable to loss mitigation securities.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of June 30, 2022
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$36,602	15.7%
Texas	17,976	7.7
New York	16,032	6.9
Pennsylvania	15,776	6.8
Illinois	12,794	5.5
New Jersey	9,952	4.3
Florida	7,565	3.2
Michigan	5,186	2.2
Louisiana	5,050	2.2
Alabama	3,760	1.6
Other	48,955	21.0
Total U.S. public finance	179,648	77.1
U.S. structured finance	7,935	3.4
Total U.S.	187,583	80.5

Non-U.S.:
United Kingdom	34,779	14.9
Canada	1,796	0.8
Spain	1,589	0.7
Australia	1,524	0.7
France	1,388	0.6
Other	4,153	1.8
Total non-U.S.	45,229	19.5

Total net par outstanding	$232,812	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Insurance and Reinsurance Exposure
As of June 30, 2022
(dollars in millions)

	As of June 30, 2022		As of December 31, 2021
	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure
Life insurance transactions (1)	$1,270	$919	$1,250	$871
Aircraft residual value insurance policies (2)	355	200	355	200
Total	$1,625	$1,119	$1,605	$1,071

1)    The life insurance transactions net exposure is projected to reach $1.1 billion by June 30, 2025.
2)    As of June 30, 2022, gross exposure of $144 million and net exposure of $84 million of aircraft residual value insurance was BIG. As of December 31, 2021, gross exposure of $144 million and net exposure of $84 million of aircraft residual value insurance was rated BIG.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

	Public Finance		Structured Finance
	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2022 Q2 (as of June 30)		$224,095						$8,717
2022 Q3	$3,724	220,371	$8	$104	$(10)	$65	$167	8,550
2022 Q4	2,301	218,070	7	90	(6)	37	128	8,422
2023	8,978	209,092	33	316	8	320	677	7,745
2024	9,824	199,268	81	267	12	212	572	7,173
2025	10,883	188,385	37	257	34	261	589	6,584
2026	10,342	178,043	112	187	42	211	552	6,032

2022-2026	46,052	178,043	278	1,221	80	1,106	2,685	6,032
2027-2031	46,291	131,752	381	416	287	1,382	2,466	3,566
2032-2036	43,609	88,143	65	232	131	1,339	1,767	1,799
2037-2041	34,305	53,838	108	296	21	866	1,291	508
After 2041	53,838	—	—	6	1	501	508	—
Total	$224,095		$832	$2,171	$520	$5,194	$8,717

Net par outstanding (end of period)

	1Q-21	2Q-21	3Q-21	4Q-21	1Q-22	2Q-22
Public finance - U.S.	$172,941	$173,667	$175,952	$177,219	$175,957	$179,648
Public finance - non-U.S.	52,099	51,966	50,305	49,945	48,506	44,447
Structured finance - U.S.	8,678	8,568	8,677	8,374	8,101	7,935
Structured finance - non-U.S.	552	535	734	854	815	782
Net par outstanding	$234,270	$234,736	$235,668	$236,392	$233,379	$232,812

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 2)
As of June 30, 2022
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$2,246	$2,227	$3,156	$3,133

Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Puerto Rico Exposures Subject to a Plan or Support Agreement
Commonwealth of Puerto Rico - General Obligation (GO) (2)	$6	$20	$11	$—	$37	$37
Puerto Rico Public Buildings Authority (PBA) (2)	1	5	—	(1)	5	5
Subtotal - GO/PBA Plan	7	25	11	(1)	42	42

Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue)	233	467	178	(79)	799	799
PRHTA (Highway revenue)	381	51	25	—	457	457
Subtotal - HTA/CCDA PSA	614	518	203	(79)	1,256	1,256

Subtotal Subject to a Plan or Support Agreement	621	543	214	(80)	1,298	1,298

Other Puerto Rico Exposures
Puerto Rico Electric Power Authority (PREPA)	469	69	210	—	748	759
Puerto Rico Municipal Finance Agency (MFA) (3)	126	16	37	—	179	187
Puerto Rico Aqueduct and Sewer Authority (PRASA) and University of Puerto Rico (U of PR) (3)	—	2	—	—	2	2
Subtotal Other Puerto Rico Exposures	595	87	247	—	929	948

Total exposure to Puerto Rico	$1,216	$630	$461	$(80)	$2,227	$2,246

1)    Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
2)    On March 15, 2022, the Modified Eighth Amended Title III Joint Plan of Adjustment, confirmed on January 18, 2022, was consummated, pursuant to which the Company, among other things, fully paid claims on all of its directly insured Puerto Rico GO bonds, other than certain GO bonds whose holders made certain elections. On the same date and pursuant to the same Plan of Adjustment, the Company fully paid claims on all of its directly insured PBA bonds, other than certain PBA bonds whose holders made certain elections.
3)    All debt service on these insured exposures have been paid to date without any insurance claim being made on the Company.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 2)
As of June 30, 2022
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2022 (3Q)	2022 (4Q)	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032 - 2036	2037 - 2041	2042	Total
Puerto Rico Exposures Subject to a Plan or Support Agreement
Commonwealth of Puerto Rico - GO	$10	$—	$—	$—	$—	$2	$5	$—	$20	$—	$—	$—	$—	$—	$37
PBA	—	—	3	—	2	—	—	—	—		—	—	—	—	5
Subtotal - GO/PBA Plan	10	—	3	—	2	2	5	—	20	—	—	—	—	—	42
PRHTA (Transportation revenue)	28	—	34	4	29	24	29	34	49	31	21	310	201	5	799
PRHTA (Highway revenue)	40	—	31	33	34	1	—	10	13	16	39	240	—	—	457
Subtotal - HTA/CCDA PSA	68	—	65	37	63	25	29	44	62	47	60	550	201	5	1,256
Subtotal Subject to a Plan or Support Agreement	78	—	68	37	65	27	34	44	82	47	60	550	201	5	1,298

Other Puerto Rico Exposures
PREPA	28	—	95	93	68	106	105	69	39	44	75	26	—	—	748
MFA	43	—	23	18	18	37	15	12	7	6	—	—	—	—	179
PRASA and U of PR	—	—	—	1	—	—	—	—	—	—	—	1	—	—	2
Subtotal Other Puerto Rico Exposures	71	—	118	112	86	143	120	81	46	50	75	27	—	—	929

Total	$149	$—	$186	$149	$151	$170	$154	$125	$128	$97	$135	$577	$201	$5	$2,227

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2022 (3Q)	2022 (4Q)	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032 - 2036	2037 - 2041	2042	Total
Puerto Rico Exposures Subject to a Plan or Support Agreement
Commonwealth of Puerto Rico - GO	$11	$—	$2	$2	$1	$3	$6	$1	$21	$—	$—	$—	$—	$—	$47
PBA	—	—	3	—	2	—	—	—	—	—	—	—	—	—	5
Subtotal - GO/PBA Plan	11	—	5	2	3	3	6	1	21	—	—	—	—	—	52
PRHTA (Transportation revenue)	48	—	73	42	67	61	64	67	82	61	49	423	237	5	1,279
PRHTA (Highway revenue)	52	—	54	52	53	18	17	27	29	32	54	279	—	—	667
Subtotal - HTA/CCDA PSA	100	—	127	94	120	79	81	94	111	93	103	702	237	5	1,946
Subtotal Subject to a Plan or Support Agreement	111	—	132	96	123	82	87	95	132	93	103	702	237	5	1,998

Other Puerto Rico Exposures
PREPA	43	3	128	122	92	126	122	80	47	51	81	29	—	—	924
MFA	48	—	29	24	22	41	17	14	8	6	—	—	—	—	209
PRASA and U of PR	—	—	—	1	—	—	—	—	—	—	—	1	—	—	2
Subtotal Other Puerto Rico Exposures	91	3	157	147	114	167	139	94	55	57	81	30	—	—	1,135

Total	$202	$3	$289	$243	$237	$249	$226	$189	$187	$150	$184	$732	$237	$5	$3,133

Assured Guaranty Ltd.
U.S. RMBS Profile
As of June 30, 2022
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$3	$74	$10	$400	$2	$489
AA	8	64	7	141	107	327
A	3	15	1	6	106	131
BBB	6	—	—	14	19	39
BIG	41	217	16	791	120	1,185
Total exposures	$61	$370	$34	$1,352	$354	$2,171

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$10	$9	$—	$367	$17	$403
2005	23	129	16	188	60	416
2006	28	27	1	48	117	221
2007	—	205	17	716	160	1,098
2008	—	—	—	33	—	33
Total exposures	$61	$370	$34	$1,352	$354	$2,171

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding, internal ratings and a description of sectors.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of June 30, 2022
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement
Ratings:
AAA	$631	76.2%	41.8%	52.2%
AA	73	8.8	42.5	52.8
A	95	11.5	38.3	47.9
BBB	29	3.5	42.3	44.2
Total exposures	$828	100.0%	41.5%	51.5%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement	Number of Transactions	Average Rating
Asset class:
Trust preferred
Banks and insurance	$373	45.0%	43.7%	62.0%	12	AAA
U.S. mortgage and real estate investment trusts	88	10.6	47.3	64.5	3	A+
CLOs	367	44.4	37.8	37.7	5	AAA
Total exposures	$828	100.0%	41.5%	51.5%	20	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	June 30,	December 31,
	2022	2021
U.S. public finance:
Tax backed	$1,740	$2,327
Municipal utilities	1,068	1,069
General obligation	377	1,561
Transportation	108	110
Housing revenue	75	90
Infrastructure finance	46	46
Higher education	35	46
Healthcare	21	23
Other public finance	100	100
Total U.S. public finance	3,570	5,372
Non-U.S. public finance:
Infrastructure finance	404	470
Sovereign and sub-sovereign	94	102
Renewable energy	23	28
Total non-U.S. public finance	521	600
Total public finance	$4,091	$5,972

U.S. structured finance:
RMBS	$1,185	$1,265
Consumer receivables	65	72
Life insurance transactions	40	40
Other structured finance	5	7
Total U.S. structured finance	1,295	1,384
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	$1,295	$1,384
Total BIG net par outstanding	$5,386	$7,356

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	As of
	June 30,	December 31,
	2022	2021
BIG Category 1
U.S. public finance	$1,294	$1,765
Non-U.S. public finance	482	556
U.S. structured finance	45	122
Non-U.S. structured finance	—	—
Total BIG Category 1	1,821	2,443
BIG Category 2
U.S. public finance	130	116
Non-U.S. public finance	—	—
U.S. structured finance	114	65
Non-U.S. structured finance	—	—
Total BIG Category 2	244	181
BIG Category 3
U.S. public finance	2,146	3,491
Non-U.S. public finance	39	44
U.S. structured finance	1,136	1,197
Non-U.S. structured finance	—	—
Total BIG Category 3	3,321	4,732
BIG Total	$5,386	$7,356

1)    Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of June 30, 2022
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
Puerto Rico Highways & Transportation Authority	$1,256	CCC
Puerto Rico Electric Power Authority	748	CCC
Illinois Sports Facilities Authority	259	BB+
Puerto Rico Municipal Finance Agency	179	CCC
Jackson Water & Sewer System, Mississippi	171	BB
Stockton City, California	100	B
Harrisburg Parking System, Pennsylvania	78	B
San Jacinto River Authority (GRP Project), Texas	65	BB+
Indiana University of Pennsylvania, Pennsylvania	60	CCC
Atlantic City, New Jersey	54	BB
Virgin Islands Water and Power Authority	51	CCC
Total U.S. public finance	$3,021

Non-U.S. public finance:
Road Management Services PLC (A13 Highway)	138	B+
Dartford & Gravesham NHS Trust The Hospital Company (Dartford) Plc	113	BB+
M6 Duna Autopalya Koncesszios Zrt.	68	BB+
Private International Transaction	54	BB-
Total non-U.S. public finance	$373
Total public finance	$3,394

U.S. structured finance:
RMBS:
Soundview 2007-WMC1	$145	CCC	32.3%
Option One 2007-FXD2	126	CCC	18.0%
Option One Mortgage Loan Trust 2007-HL1	100	CCC	24.1%
Argent Securities Inc. 2005-W4	93	CCC	9.2%
Nomura Asset Accept. Corp. 2007-1	68	CCC	22.5%
New Century 2005-A	61	CCC	20.7%
Total RMBS-U.S. structured finance	$593

Total non-U.S. structured finance	$—
Total structured finance	$593

Total	$3,987

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of June 30, 2022
(dollars in millions)
50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$3,372	BBB
New York Metropolitan Transportation Authority	1,746	A-
Pennsylvania (Commonwealth of)	1,735	A-
Metro Washington Airports Authority (Dulles Toll Road)	1,625	BBB+
Illinois (State of)	1,388	BBB-
Puerto Rico Highways & Transportation Authority	1,256	CCC
North Texas Tollway Authority	1,212	A
Foothill/Eastern Transportation Corridor Agency, California	1,211	BBB
CommonSpirit Health, Illinois	991	A-
Alameda Corridor Transportation Authority, California	919	BBB+
San Diego Family Housing, LLC	918	AA
Yankee Stadium LLC New York City Industrial Development Authority	917	BBB
Philadelphia School District, Pennsylvania	892	A-
Great Lakes Water Authority (Sewerage), Michigan	869	A-
Montefiore Medical Center, New York	849	BBB-
Port Authority of New York and New Jersey	845	BBB
California (State of)	842	AA-
ProMedica Healthcare Obligated Group, Ohio	820	BBB-
Central Florida Expressway Authority, Florida	814	A+
New York (City of), New York	812	AA-
Dade County Seaport, Florida	810	A
Metropolitan Pier and Exposition Authority, Illinois	799	BBB-
Tucson (City of), Arizona	795	A+
Wisconsin (State of)	779	A
Massachusetts (Commonwealth of) Water Resources	772	AA
San Joaquin Hills Transportation, California	766	BBB
Nassau County, New York	761	A
Pennsylvania Turnpike Commission	756	A-
Chicago Public Schools, Illinois	755	BBB-
Jefferson County Alabama Sewer	752	BBB
Puerto Rico Electric Power Authority	748	CCC
Anaheim (City of), California	728	A-
New York Power Authority	726	AA-
Suffolk County, New York	720	BBB
Los Angeles Department of Airports (LAX Project), California	705	A-
Philadelphia (City of), Pennsylvania	678	BBB+
Pittsburgh Water & Sewer, Pennsylvania	663	A-
Clark County School District, Nevada	662	BBB+
Massachusetts (Commonwealth of)	618	AA-
Mets Queens Ballpark	608	BBB
North Carolina Turnpike Authority	601	BBB-
Oglethorpe Power Corporation, Georgia	575	BBB
Long Island Power Authority	562	A-
Hayward Unified School District, California	554	A
Kansas City, Missouri	534	A
LCOR Alexandria LLC	534	A-
Regional Transportation Authority (Sales Tax), Illinois	529	AA-
New Jersey Turnpike Authority	499	A
Garden State Preservation Trust, New Jersey Open Space & Farmland	494	BBB+
West Contra Costa Unified School District, California	482	AA-
Total top 50 U.S. public finance exposures	$43,998
1) Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of June 30, 2022
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$1,100	AA
Private US Insurance Securitization	811	AA-
Private US Insurance Securitization	394	AA-
Private US Insurance Securitization	386	AA-
Private US Insurance Securitization	385	AA-
Private US Insurance Securitization	263	A
SLM Student Loan Trust 2007-A	242	AA
Soundview 2007-WMC1	145	CCC
Private US Insurance Securitization	131	AA
Option One 2007-FXD2	126	CCC
CWABS 2007-4	106	A+
Option One Mortgage Loan Trust 2007-HL1	100	CCC
Argent Securities Inc. 2005-W4	93	CCC
SLM Student Loan Trust 2006-C	88	AA
Nomura Asset Accept. Corp. 2007-1	68	CCC
Private Other Structured Finance Transaction	67	A-
ALESCO Preferred Funding XIII, Ltd.	65	AAA
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB
New Century 2005-A	61	CCC
Private Balloon Note Guarantee	60	BBB
CWALT Alternative Loan Trust 2007-HY9	58	A+
Private Other Structured Finance Transaction	57	A-
Countrywide 2007-13	54	AA
Alesco Preferred Funding XVI, Ltd.	52	A
Preferred Term Securities XXIV, Ltd.	51	AAA
Total top 25 U.S. structured finance exposures	$5,026

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of June 30, 2022
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,164	BBB
Southern Gas Networks PLC	United Kingdom	1,728	BBB
Thames Water Utilities Finance Plc	United Kingdom	1,709	BBB
Dwr Cymru Financing Limited	United Kingdom	1,584	A-
Quebec Province	Canada	1,514	AA-
Anglian Water Services Financing PLC	United Kingdom	1,457	A-
National Grid Gas PLC	United Kingdom	1,307	BBB+
Channel Link Enterprises Finance PLC	France, United Kingdom	1,130	BBB
British Broadcasting Corporation (BBC)	United Kingdom	1,082	A+
Yorkshire Water Services Finance Plc	United Kingdom	883	BBB
Capital Hospitals (Issuer) PLC	United Kingdom	857	BBB-
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	847	AAA
Aspire Defence Finance plc	United Kingdom	741	BBB+
Verdun Participations 2 S.A.S.	France	650	BBB-
Envestra Limited	Australia	618	A-
National Grid Company PLC	United Kingdom	590	BBB+
Severn Trent Water Utilities Finance Plc	United Kingdom	553	BBB+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	500	BBB-
Campania Region - Healthcare receivable	Italy	495	BB+
Sydney Airport Finance Company	Australia	485	BBB+
Wessex Water Services Finance plc	United Kingdom	477	BBB+
United Utilities Water PLC	United Kingdom	463	BBB+
Derby Healthcare PLC	United Kingdom	460	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	434	BBB+
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	429	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	427	BBB-
South East Water	United Kingdom	427	BBB
Scotland Gas Networks plc	United Kingdom	425	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	400	BBB
International Infrastructure Pool	United Kingdom	383	AAA
International Infrastructure Pool	United Kingdom	383	AAA
International Infrastructure Pool	United Kingdom	383	AAA
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	363	BBB-
University of Essex, United Kingdom	United Kingdom	349	BBB+
Heathrow Funding Limited	United Kingdom	344	BBB
Private International Sub-Sovereign Transaction	United Kingdom	343	AA-
Japan Expressway Holding and Debt Repayment Agency	Japan	325	A+
South Lanarkshire Schools	United Kingdom	319	BBB
Q Energy - Phase II - Pride Investments, S.A.	Spain	312	BBB+
Hypersol Solar Inversiones, S.A.U.	Spain	308	BBB
Private International Sub-Sovereign Transaction	United Kingdom	303	A
Northumbrian Water PLC	United Kingdom	284	BBB+
Feria Muestrario Internacional de Valencia	Spain	283	BBB-
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	283	BBB
Bakethin Finance Plc	United Kingdom	283	A-
Q Energy - Phase III - FSL Issuer, S.A.U.	Spain	282	BBB
Octagon Healthcare Funding PLC	United Kingdom	281	BBB
Private International Sub-Sovereign Transaction	United Kingdom	281	A+
Western Power Distribution (South Wales) PLC	United Kingdom	274	BBB+
Leeds Hospital - St. James's Oncology Financing plc	United Kingdom	271	BBB
Total top 50 non-U.S. exposures		$31,473

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results (1 of 3)
(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Segment revenues
Management fees:
CLOs	$12	$12	$24	$24
Opportunity funds and liquid strategies	15	5	23	9
Wind-down funds	—	2	1	5
Total management fees	27	19	48	38
Performance fees	2	—	18	1
Other income (loss)	(1)	2	1	2
Total segment revenues	28	21	67	41

Segment expenses
Employee compensation and benefit expenses	17	15	46	34
Other operating expenses	11	9	21	19
Total segment expenses	28	24	67	53
Segment adjusted operating income (loss) before income taxes	—	(3)	—	(12)
Less: Provision (benefit) for income taxes	—	(1)	—	(3)
Segment adjusted operating income (loss)	$—	$(2)	$—	$(9)

Assured Guaranty Ltd.
Asset Management Segment Results (2 of 3)
(dollars in millions)

Rollforward of Assets Under Management for the Three Months Ended June 30, 2022

	CLOs	Opportunity Funds	Liquid Strategies (1)	Wind-Down Funds	Total
AUM, March 31, 2022	$14,282	$1,874	$375	$459	$16,990

Inflows-third party	1,049	200	21	—	1,270
Inflows-intercompany	50	—	104	—	154
Outflows:
Redemptions	—	—	—	—	—
Distributions	(22)	(39)	(125)	(140)	(326)
Total outflows	(22)	(39)	(125)	(140)	(326)
Net flows	1,077	161	—	(140)	1,098
Change in value	(183)	15	(3)	20	(151)
AUM, June 30, 2022	$15,176	$2,050	$372	$339	$17,937

Rollforward of Assets Under Management for the Six Months Ended June 30, 2022

	CLOs	Opportunity Funds	Liquid Strategies (1)	Wind-Down Funds	Total
AUM, December 31, 2021	$14,699	$1,824	$389	$582	$17,494

Inflows-third party	1,049	291	21	—	1,361
Inflows-intercompany	50	—	104	—	154
Outflows:
Redemptions	—	—	—	—	—
Distributions	(357)	(143)	(125)	(275)	(900)
Total outflows	(357)	(143)	(125)	(275)	(900)
Net flows	742	148	—	(275)	615
Change in value	(265)	78	(17)	32	(172)
AUM, June 30, 2022	$15,176	$2,050	$372	$339	$17,937

1)    Liquid strategies inflows and outflows relate to the transfer of assets from an existing municipal bond fund to a new municipal relative value fund.

Assured Guaranty Ltd.
Asset Management Segment Results (3 of 3)
(dollars in millions)

Assets Under Management

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
As of June 30, 2022:
Funded AUM (1)	$15,069	$1,288	$372	$317	$17,046
Unfunded AUM (1)	107	762	—	22	891

Fee-earning AUM (2)	$14,773	$1,801	$372	$202	$17,148
Non-fee earning AUM (2)	403	249	—	137	789

Intercompany AUM
Funded AUM	$562	$187	$351	$—	$1,100
Unfunded AUM	106	135	—	—	241

As of March 31, 2022:
Funded AUM (1)	$14,172	$1,265	$375	$437	$16,249
Unfunded AUM (1)	110	609	—	22	741

Fee-earning AUM (2)	$13,889	$1,597	$375	$280	$16,141
Non-fee earning AUM (2)	393	277	—	179	849

Intercompany AUM
Funded AUM	$557	$212	$355	$—	$1,124
Unfunded AUM	108	121	—	—	229

As of December 31, 2021:
Funded AUM	$14,575	$1,297	$389	$560	$16,821
Unfunded AUM	124	527	—	22	673

Fee-earning AUM	$14,252	$1,527	$389	$408	$16,576
Non-fee earning AUM	447	297	—	174	918

Intercompany AUM
Funded AUM	$541	$217	$368	$—	$1,126
Unfunded AUM	123	121	—	—	244

1)    Funded AUM refers to assets that have been deployed or invested into the funds or CLOs. Unfunded AUM refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.
2)    Fee-earning AUM refers to assets where AssuredIM collects fees or has elected not to waive or rebate fees to investors. Non-fee earning AUM refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors.

Corporate Division

Assured Guaranty Ltd.
Corporate Division Results
(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Total revenues	$1	$—	$2	$—

Expenses
Interest expense	23	26	44	49
Employee compensation and benefit expenses	7	5	13	10
Other operating expenses	6	5	13	9
Total expenses	36	36	70	68
Equity in earnings (losses) of investees	—	—	—	—
Adjusted operating income (loss) before income taxes	(35)	(36)	(68)	(68)
Less: Provision (benefit) for income taxes	—	(2)	—	(5)
Adjusted operating income (loss)	$(35)	$(34)	$(68)	$(63)

Other

Assured Guaranty Ltd.
Other Results (1 of 2)
(dollars in millions)

	Three Months Ended June 30, 2022
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	(1)	(3)	(5)
Asset management fees	—	(13)	5	(8)
Fair value gains (losses) on FG VIEs	10	—	—	10
Fair value gains (losses) on CIVs	—	3	—	3
Foreign exchange gains (losses) on remeasurement	—	5	—	5
Other income (loss)	(1)	4	—	3
Total revenues	7	(2)	2	7
Expenses
Loss expense (benefit)	6	—	—	6
Interest expense	—	—	(3)	(3)
Other operating expenses	—	(1)	5	4
Total expenses	6	(1)	2	7
Equity in earnings (losses) of investees	—	34	—	34
Adjusted operating income (loss) before income taxes	1	33	—	34
Less: Provision (benefit) for income taxes	—	2	—	2
Less: Noncontrolling interests	—	22	—	22
Adjusted operating income (loss)	$1	$9	$—	$10

	Three Months Ended June 30, 2021
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	—	(2)	(3)
Asset management fees	—	(2)	4	2
Fair value gains (losses) on FG VIEs	8	—	—	8
Fair value gains (losses) on CIVs	—	21	—	21
Total revenues	6	19	2	27
Expenses
Loss expense (benefit)	2	—	—	2
Interest expense	—	—	(3)	(3)
Other operating expenses	—	—	5	5
Total expenses	2	—	2	4
Equity in earnings (losses) of investees	—	(14)	—	(14)
Adjusted operating income (loss) before income taxes	4	5	—	9
Less: Provision (benefit) for income taxes	1	—	—	1
Less: Noncontrolling interests	—	4	—	4
Adjusted operating income (loss)	$3	$1	$—	$4

Assured Guaranty Ltd.
Other Results (2 of 2)
(dollars in millions)

	Six Months Ended June 30, 2022
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(2)	$—	$—	$(2)
Net investment income	(2)	—	(5)	(7)
Asset management fees	—	(22)	11	(11)
Fair value gains (losses) on FG VIEs	16	—	—	16
Fair value gains (losses) on CIVs	—	17	—	17
Foreign exchange gains (losses) on remeasurement	—	5	—	5
Other income (loss)	(1)	4	—	3
Total revenues	11	4	6	21
Expenses
Loss expense (benefit)	7	—	—	7
Interest expense	—	—	(5)	(5)
Other operating expenses	—	(1)	11	10
Total expenses	7	(1)	6	12
Equity in earnings (losses) of investees	—	24	—	24
Adjusted operating income (loss) before income taxes	4	29	—	33
Less: Provision (benefit) for income taxes	1	1	—	2
Less: Noncontrolling interests	—	31	—	31
Adjusted operating income (loss)	$3	$(3)	$—	$—

	Six Months Ended June 30, 2021
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(2)	$—	$—	$(2)
Net investment income	(2)	—	(4)	(6)
Asset management fees	—	(4)	10	6
Fair value gains (losses) on FG VIEs	13	—	—	13
Fair value gains (losses) on CIVs	—	37	—	37
Total revenues	9	33	6	48
Expenses
Loss expense (benefit)	5	—	—	5
Interest expense	—	—	(5)	(5)
Other operating expenses	—	—	11	11
Total expenses	5	—	6	11
Equity in earnings (losses) of investees	—	(24)	—	(24)
Adjusted operating income (loss) before income taxes	4	9	—	13
Less: Provision (benefit) for income taxes	1	—	—	1
Less: Noncontrolling interests	—	8	—	8
Adjusted operating income (loss)	$3	$1	$—	$4

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for the Six Months Ended June 30, 2022		Year Ended December 31,
			2021		2020		2019		2018
GAAP Summary Statements of Operations Data
Net earned premiums	$296		$414		$485		$476		$548
Net investment income	124		269		297		378		395
Total expenses	308		465		729		503		422
Income (loss) before income taxes	71		383		386		460		580
Net income (loss) attributable to AGL	19		389		362		402		521
Net income (loss) attributable to AGL per diluted share	0.29		5.23		4.19		4.00		4.68

GAAP Summary Balance Sheet Data
Total investments and cash	$8,634		$9,728		$10,000		$10,409		$10,977
Total assets	16,960		18,208		15,334		14,326		13,603
Unearned premium reserve	3,585		3,716		3,735		3,736		3,512
Loss and LAE reserve	716		869		1,088		1,050		1,177
Long-term debt	1,674		1,673		1,224		1,235		1,233
Shareholders’ equity attributable to AGL	5,304		6,292		6,643		6,639		6,555
Shareholders’ equity attributable to AGL per share	84.89		93.19		85.66		71.18		63.23

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$362,832		$367,360		$366,233		$374,130		$371,586
Gross debt service outstanding (end of period)	363,037		367,770		366,692		375,776		375,080
Net par outstanding (end of period)	232,812		236,392		234,153		236,807		241,802
Gross par outstanding (end of period)	232,994		236,765		234,571		238,156		244,191

Other Financial Information (Statutory Basis)(1)
Financial guaranty:
Net debt service outstanding (end of period)	$358,087		$362,013		$360,392		$367,630		$359,499
Gross debt service outstanding (end of period)	358,292		362,423		360,852		369,251		362,974
Net par outstanding (end of period)	228,513		231,742		229,008		230,984		230,664
Gross par outstanding (end of period)	228,695		232,115		229,426		232,333		233,036

Claims-paying resources(2)
Policyholders' surplus	$5,213		$5,572		$5,077		$5,056		$5,148
Contingency reserve	1,253		1,225		1,557		1,607		1,663
Qualified statutory capital	6,466		6,797		6,634		6,663		6,811
Unearned premium reserve and net deferred ceding commission income	2,923		2,972		2,983		2,961		2,950
Loss and LAE reserves	195		167		202		529		1,023
Total policyholders' surplus and reserves	9,584		9,936		9,819		10,153		10,784
Present value of installment premium	873		883		858		804		577
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	—		—		—		—		180
Total claims-paying resources	$10,857		$11,219		$11,077		$11,357		$11,941

Ratios:
Net exposure to qualified statutory capital	36	:1	34	:1	35	:1	35	:1	34	:1
Capital ratio	56	:1	53	:1	54	:1	55	:1	53	:1
Financial resources ratio	33	:1	32	:1	33	:1	32	:1	30	:1
Adjusted statutory net exposure to claims-paying resources	21	:1	21	:1	21	:1	20	:1	19	:1

Par and Debt Service Written (FG and Specialty)
Gross debt service written:
Public finance - U.S.	$18,071		$35,572		$33,596		$28,054		$31,989
Public finance - non-U.S.	562		1,890		1,860		17,907		7,166
Structured finance - U.S.	76		1,319		508		1,704		1,191
Structured finance - non-U.S.	300		431		254		88		369
Total gross debt service written	$19,009		$39,212		$36,218		$47,753		$40,715

Net debt service written	$19,009		$39,212		$35,965		$47,731		$40,630
Net par written	11,166		26,656		23,012		24,331		24,538
Gross par written	11,166		26,656		23,265		24,353		24,624

1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 19 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Six Months Ended June 30, 2022	Year Ended December 31,
		2021	2020	2019	2018
Total GWP	$135	$377	$454	$677	$612
Less: Installment GWP and other GAAP adjustments (2)	27	158	191	469	119
Upfront GWP	108	219	263	208	493
Plus: Installment premiums and other (3)	37	142	127	361	204
Total PVP	$145	$361	$390	$569	$697

PVP:
Public finance - U.S.	$106	$235	$292	$201	$402
Public finance - non-U.S.	30	79	82	308	116
Structured finance - U.S.	2	42	14	53	167
Structured finance - non-U.S.	7	5	2	7	12
Total PVP	$145	$361	$390	$569	$697

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$19	$389	$362	$402	$521
Less pre-tax adjustments:
Realized gains (losses) on investments	(25)	15	18	22	(32)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	3	(64)	65	(10)	101
Fair value gains (losses) on CCS	11	(28)	(1)	(22)	14
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(102)	(21)	42	22	(32)
Total pre-tax adjustments	(113)	(98)	124	12	51
Less tax effect on pre-tax adjustments	12	17	(18)	(1)	(12)
Adjusted operating income (loss)	$120	$470	$256	$391	$482

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$0.29	$5.23	$4.19	$4.00	$4.68
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.37)	0.20	0.21	0.22	(0.29)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.04	(0.85)	0.75	(0.11)	0.90
Fair value gains (losses) on CCS	0.17	(0.38)	(0.01)	(0.22)	0.13
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(1.54)	(0.29)	0.49	0.21	(0.29)
Total pre-tax adjustments	(1.70)	(1.32)	1.44	0.10	0.45
Tax effect on pre-tax adjustments	0.18	0.23	(0.22)	(0.01)	(0.11)
Adjusted operating income (loss) per diluted share	$1.81	$6.32	$2.97	$3.91	$4.34

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    This includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
3)    This includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as loss mitigation securities. This also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under ASC 460, Guarantees.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of June 30, 2022	As of December 31,
		2021	2020	2019	2018
Adjusted book value reconciliation:
Shareholders' equity attributable to AGL	$5,304	$6,292	$6,643	$6,639	$6,555
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(51)	(54)	9	(56)	(45)
Fair value gains (losses) on CCS	34	23	52	52	74
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	(359)	404	611	486	247
Less taxes	46	(72)	(116)	(89)	(63)
Adjusted operating shareholders' equity	5,634	5,991	6,087	6,246	6,342
Pre-tax adjustments:
Less: Deferred acquisition costs	139	131	119	111	105
Plus: Net present value of estimated net future revenue	161	160	182	206	219
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,366	3,402	3,355	3,296	3,005
Plus taxes	(594)	(599)	(597)	(590)	(526)
Adjusted book value	$8,428	$8,823	$8,908	$9,047	$8,935

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity (net of tax (provision) benefit of $(6), $(5), $-, $(2) and $(1))	$26	$32	$2	$7	$3
Adjusted book value (net of tax (provision) benefit of $(3), $(3), $2, $1 and $4)	$18	$23	$(8)	$(4)	$(15)

Adjusted book value per share reconciliation:
Shareholders' equity attributable to AGL per share	$84.89	$93.19	$85.66	$71.18	$63.23
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(0.82)	(0.80)	0.12	(0.60)	(0.44)
Fair value gains (losses) on CCS	0.55	0.34	0.66	0.56	0.72
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	(5.75)	5.99	7.89	5.21	2.39
Less taxes	0.73	(1.07)	(1.50)	(0.95)	(0.61)
Adjusted operating shareholders' equity per share	90.18	88.73	78.49	66.96	61.17
Pre-tax adjustments:
Less: Deferred acquisition costs	2.22	1.95	1.54	1.19	1.01
Plus: Net present value of estimated net future revenue	2.57	2.37	2.35	2.20	2.11
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	53.89	50.40	43.27	35.34	28.98
Plus taxes	(9.51)	(8.88)	(7.70)	(6.32)	(5.07)
Adjusted book value per share	$134.91	$130.67	$114.87	$96.99	$86.18

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity per share	0.42	$0.47	$0.03	$0.07	$0.03
Adjusted book value per share	0.29	$0.34	$(0.10)	$(0.05)	$(0.15)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Financial Guaranty Insurance
Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2021.

Public Finance:
General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy property taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation and tax-backed revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or an income tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue or revenue relating to student accommodation.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily issued by investor-owned utilities and include first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, as well as sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by revenue from renewable energy sources.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities, supported by the rates and charges paid by the utilities’ customers. The majority of the Company’s international regulated utility business is conducted in the United Kingdom.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of international infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodations, stadiums, and other physical assets delivering essential services supported either by long-term concession arrangements or a regulatory regime. The majority of the Company’s international infrastructure business is conducted in the U.K.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Sovereign and Sub-Sovereign Obligations primarily include obligations of local, municipal, regional or national governmental authorities or agencies outside of the United States.

Renewable Energy Bonds are obligations secured by revenues relating to renewable energy sources, typically solar or wind farms. In addition, these transactions typically benefit from regulatory support in the form of regulated minimum prices for the electricity produced. The majority of the Company’s international renewable energy business is conducted in Spain.

Other Public Finance are obligations of, or backed by, local, municipal, regional or national governmental authorities or agencies not generally described in any of the other described categories.

Structured Finance:
Residential Mortgage-Backed Securities are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including “prime,” “subprime” and “Alt-A.” A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. RMBS include home equity lines of credit, which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral. The Company has not provided insurance for RMBS in the primary market since 2008.

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Glossary (continued)

Sectors (continued)
Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH’s guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH’s leveraged lease business. Although Dexia SA and certain of its affiliates (Dexia) assumed the liabilities related to such businesses when the Company purchased AGMH, AGM policies related to such businesses remained outstanding. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Specialty Insurance and Reinsurance
The Company provides specialty insurance and reinsurance in transactions with similar risk profiles to its structured finance exposures written in financial guaranty form. The Company provides such specialty insurance and reinsurance, for example, for life insurance transactions and aircraft residual value insurance transactions.

AUM Definitions
The Company uses AUM as a metric to measure progress in its Asset Management segment. Management fee revenue is based on a variety of factors and is not perfectly correlated with AUM. However, the Company believes that AUM is a useful metric for assessing the relative size and scope of the Company’s asset management business. The Company uses measures of its AUM in its decision-making process and uses a measure of change in AUM in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•the amount of aggregate collateral balance and principal cash of AssuredIM’s CLOs, including CLO Equity that may be held by AssuredIM Funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji), which was sold to a third party in second quarter 2021. AssuredIM is not the investment manager of BM Fuji-advised CLOs, but following the sale, AssuredIM sub-advises and continues to provide personnel and other services to BM Fuji associated with the management of BM Fuji-advised CLOs pursuant to a sub-advisory agreement and a personnel and services agreement, consistent with past practices; and

•the net asset value of all funds and accounts other than CLOs, plus any unfunded commitments. Changes in NAV attributable to movements in fund value of certain private equity funds are reported on a quarter lag.

The Company’s calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. The calculation also differs from the manner in which AssuredIM affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

    The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

“Third-party AUM” refers to the assets AssuredIM manages or advises on behalf of third-party investors. This includes current and former employee investments in AssuredIM Funds. For CLOs, this also includes CLO Equity that may be held by AssuredIM Funds.

“Intercompany AUM” refers to the assets AssuredIM manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners’ investments of AssuredIM (or its affiliates) into the AssuredIM Funds.

“Funded AUM” refers to assets that have been deployed or invested into the funds or CLOs.

“Unfunded AUM” refers to unfunded capital commitments from closed-end funds and CLO warehouse funds.

“Fee earning AUM” refers to assets where AssuredIM collects fees and has elected not to waive or rebate fees to investors.

“Non-fee earning AUM” refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors. AssuredIM reserves the right to waive some or all fees for certain investors, including investors affiliated with AssuredIM and/or the Company. Further, to the extent that the Company’s wind-down and/or opportunity funds are invested in AssuredIM managed CLOs, AssuredIM may rebate any management fees and/or performance fees earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by AssuredIM.

Non-GAAP Financial Measures

The Company discloses both (a) financial measures determined in accordance with GAAP and (b) financial measures not determined in accordance with GAAP (non-GAAP financial measures). Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate entities where it is deemed to be the primary beneficiary which include:
•FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the financial guaranty insurance contract, and
•CIVs in which certain subsidiaries invest and which are managed by AssuredIM.

The Company discloses the effect of FG VIE and CIV consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty’s financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect on the Company of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Insurance segment.

Management of the Company and AGL’s Board of Directors use non-GAAP financial measures further adjusted to remove the effect of FG VIE and CIV consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process for and in its calculation of certain components of management compensation. The financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of FG VIE and CIV consolidation; (2) adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation; (3) adjusted book value per share, further adjusted to remove the effect of FG VIE and CIV consolidation; (4) PVP; and (5) gross third-party assets raised.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or adjusted book value, each further adjusted to remove the effect of FG VIE and CIV consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation, to evaluate the Company’s capital adequacy.

Adjusted operating income, further adjusted for the effect of FG VIE and CIV consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company’s credit spreads, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore would not recognize an economic gain or loss.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for FG VIE and CIV consolidation, to measure the intrinsic value of the Company, excluding franchise value. Adjusted book value per share, further adjusted for FG VIE and CIV consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the present value of estimated net future revenue for non-financial guaranty insurance contracts. This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production in the Insurance segment by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premiums and fees on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), regardless of form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company’s PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Media Relations
(212) 408-6042
adurani@agltd.com